Exhibit 5.2

12531 HIGH BLUFF DRIVE	MORRISON & FOERSTER LLP
SAN DIEGO, CALIFORNIA
92130-2040	NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
TELEPHONE: 858.720.5100	SACRAMENTO, SAN DIEGO,
FACSIMILE: 858.720.5125	DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.
WWW.MOFO.COM
TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG

June 5, 2014

Board of Directors
OncoSec Medical Incorporated
9810 Summers Ridge Road, Suite 110
San Diego, CA 92121

Ladies and Gentlemen:

We are acting as counsel to OncoSec Medical Incorporated, a Nevada corporation (the “Company”), in connection with the issuance and sale of up to 22,535,212 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), together with warrants to purchase up to 9,239,438 shares of Common Stock (the “Warrants”) and up to 9,239,438 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”, and together with the Shares and Warrants, the “Securities”), pursuant to a Registration Statement on Form S-3 (File No. 333-195387), as amended (the “Registration Statement”) and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on May 12, 2014, the related prospectus included therein (the “Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).

As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, the Warrants and the Warrant Shares.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon, subject to and limited by the foregoing, we are of the opinion that, provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), limitations on the availability of equitable relief, including specific performance, and implied covenants of good faith and fair dealing.

Attorneys at our Firm are admitted to the practice of law in the States of New York and California, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the State of New York as to the enforceability of the Warrants. With respect to all matters of Nevada law, we note that you have been provided with the opinion, dated as of the date hereof, of McDonald Carano Wilson LLP, Nevada counsel to the Company. For purposes of our opinion, we have assumed that the Company has been duly incorporated and is a validly existing corporation under the laws of Nevada and that, where applicable, the issuance or delivery by the Company of any Warrants will be duly authorized, executed, authenticated, issued and delivered by the Company in accordance with Nevada law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP